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                                                                    EXHIBIT 99.8

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

The Board of Directors
LaSalle Re Holdings Limited
Continental Building
25 Church Street
P.O. Box HM
Hamilton HM FX, Bermuda

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated December 19, 1999 as Appendix I to, and to the reference thereto under the caption
"SUMMARY -- Opinions of Financial Advisors -- Opinions of LaSalle's Financial Advisors" and "THE TRANSACTIONS -- Opinions of LaSalle's Financial Advisors" in, the Joint Proxy Statement/Prospectus of LaSalle Re Holdings Limited ("LaSalle") and Trenwick Group Inc. ("Trenwick") relating to the proposed business combination involving LaSalle and Trenwick, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Trenwick. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          By: /s/ SALOMON SMITH BARNEY INC.
                                            ------------------------------------
                                              SALOMON SMITH BARNEY INC.

New York, New York
August 22, 2000